UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 15, 2013

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First Capital Bancorp, Inc. held its 2013 Annual Meeting of Stockholders on May 15, 2013. At the annual meeting, the Company’s stockholders: (i) elected three of the persons listed below under Proposal 1 to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified; two directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified and one director to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) approved the advisory (non-binding) vote on compensation of the executives disclosed in the Company’s 2013 Proxy Statement; and (iii) approved in an advisory (non-binding) vote, the frequency of three years for holding an advisory vote on executive compensation and (iv) ratified the appointment of Cherry Bekaert, L.L.P. as the Company’s independent registered public account firm for 2013. The voting results for each proposal are as follows:

Proposal 1: To elect three directors to serve until the 2016 Annual Meeting; two directors to serve until the 2015 Annual Meeting and one director to serve until the 2014 Annual Meeting:

Nominees:	Term-Ending	Votes FOR	Votes WITHHELD	Broker Non-Votes
Yancey S. Jones	2016	8,306,302	492,798	2,174,282
Richard W. Wright	2016	8,767,678	31,422	2,174,282
Robert G. Whitten	2016	8,771,228	27,872	2,174,282
Neil P. Amin	2015	8,735,728	63,372	2,174,282
Kenneth R. Lehman	2015	8,774,228	24,872	2,174,282
Martin L. Brill	2014	8,771,428	27,672	2,174,282

Proposal 2: To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Company’s 2012 Proxy Statement:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
8,666,042	80,757	52,301	2,174,282

Proposal 3: To approve, in an advisory (non-binding) vote, the frequency of holding an advisory vote on executive compensation:

Votes FOR One Year	Votes FOR Two Years	Votes FOR Three Years	Votes ABSTAIN	Broker Non-Votes
1,925,686	1,666,087	5,105,659	101,668	2,174,282

Proposal 4: To ratify the appointment of Cherry Bekaert L.L.P. as the Company’s independent registered public accounting firm for 2013:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
10,925,272	41,674	6,436	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 17, 2013	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and Chief Financial Officer